Exhibit 99.1

                  3750 Torrey View Ct

                  San Diego, CA 92130

                  www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION REPORTS SECOND QUARTER FISCAL 2012 RESULTS

•	Revenue increased 3 percent to $915 million on a reported and constant currency basis

•	GAAP diluted earnings per share (EPS) from continuing operations reached $0.42 and increased 5 percent on an adjusted basis to $0.44

•	Company narrowed fiscal 2012 adjusted diluted EPS from continuing operations guidance range to $1.75 to $1.85, a 6- to 12-percent implied growth rate over the prior year

SAN DIEGO, Feb. 2, 2012 – CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today reported results for the three and six months ended Dec. 31, 2011.

“Our second quarter results were led by strong performance across the Medical Systems segment, with our three major businesses achieving positive gains and positioning us well for the second half of the year,” said Kieran Gallahue, chairman and CEO. “These results were partially offset by our performance in the Procedural Solutions segment, as we indicated in our preliminary earnings report last month. We continue to believe that our highly differentiated Procedural Solutions products will grow faster than the market and remain meaningful contributors to our long-term performance.

“We continued to make good progress on our efforts to build our foundation and to invest in areas that will help simplify how we do business so we can expand margins and accelerate top-line growth over the long term. We remain committed to our long-term growth targets and are confident we will make progress against these goals this fiscal year.”

Second Quarter Results

The company reported revenue for the second quarter of fiscal 2012 of $915 million, compared to $886 million in the second quarter of fiscal 2011, an increase of 3 percent on a reported and constant currency basis.

Operating income was $143 million, an increase of 17 percent compared to $122 million in the prior year period. Excluding nonrecurring items, adjusted operating income for the second quarter was

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unchanged at $150 million.

Operating expenses totaled $314 million in the second quarter. Excluding nonrecurring items, adjusted operating expenses were $307 million, an increase of 4 percent over the prior year period, primarily driven by operating expenses from Rowa Technologies, which the company acquired in August 2011. In addition, the company increased investments in research and development during the quarter and benefited from ongoing cost-savings initiatives in the company’s administrative support functions.

The company reported income from continuing operations in the second quarter of $95 million, or $0.42 per diluted share. Adjusted income from continuing operations increased 4 percent from the prior year period to $99 million, or $0.44 per diluted share. The adjusted tax rate was 25.2 percent for the second quarter.

Medical Systems

Second quarter revenue for the Medical Systems segment increased 9 percent from the prior year period on a reported and constant currency basis to $571 million, driven by strong sales across the segment. The company’s Dispensing Technologies business, which grew in part from a contribution from the first-quarter acquisition of Rowa Technologies, also delivered its second strongest first-half organic revenue and committed contract performance in its history. The Infusion Systems business also achieved solid revenue growth, driven by installations of a record number of competitive channels during the quarter.

The revenue growth resulted in higher segment profit for the quarter, which increased 27 percent from the prior year period to $121 million. Adjusted segment profit increased 12 percent from the prior year period to $124 million.

Procedural Solutions

Second quarter revenue for the Procedural Solutions segment decreased 5 percent from the prior year period on a reported and constant currency basis. The decrease was driven, in part, by the loss of sales from divesting the company’s OnSite Services business in March 2011. Net of the OnSite Services business divestiture, segment revenues decreased 2 percent from the prior year period. The segment results were also affected by decreased sales of respiratory disposables products in the Specialty Disposables business.

The revenue decline led to a decrease in segment profit of 19 percent from the prior year period to $22 million, and adjusted segment profit decreased 33 percent to $26 million.

Six-Month Results

For the first six months of fiscal 2012, revenue increased 4 percent from the prior year period to $1.76 billion. Operating income increased to $251 million from $201 million in the prior year period. Income from continuing operations was $162 million, or $0.72 per diluted share. Adjusted income from continuing operations increased 10 percent from the prior year period to $175 million, or $0.78 per diluted share.

Operating expenses in the first six months totaled $633 million, or $615 million on an adjusted basis.

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Segment results for the six months ended Dec. 31, 2011 and 2010 are as follows:

Medical Systems	1H FY12	1H FY11	Y/Y
Revenue	$1,080 million	$991 million	9%
Segment Profit	$209 million	$163 million	28%
Adjusted Segment Profit	$219 million	$201 million	9%

Procedural Solutions	1H FY12	1H FY11	Y/Y
Revenue	$679 million	$706 million	(4)%
Segment Profit	$42 million	$38 million	11%
Adjusted Segment Profit	$50 million	$67 million	(25)%

Additional second quarter and recent highlights included:

•

Launching the Pyxis® Enterprise System (ES) platform, the next generation of CareFusion’s industry-leading automated dispensing systems that will enable hospital customers to simplify and standardize the medication management process, both within a single facility and across an entire health system. Notable product releases on the platform are the Pyxis Enterprise Server, Pyxis MedStation® ES and CareFusion Coordination Engine.

•

Launching the CareFusion Ventilation System, combining CareFusion’s industry-leading ventilators with new interoperability and analytics software to better address clinical and operational challenges in patient care.

•

Receiving federal data encryption certification for the Alaris® System, becoming the first and only infusion system to receive the National Institute of Standards and Technology certification now required for infusion devices operating on the U.S. Department of Veterans Affairs’ hospital networks.

•

Earning top rankings from KLAS, an independent market research firm that awarded MedMined® Services the No. 1 ranking in its 2011 annual report on infection control and monitoring providers, and from MD Buyline, which recognized Pyxis® technologies as number one in user satisfaction ratings in its December 2011 quarterly report.

•	Launching the Nicolet™ EEG (Electroencephalography) Wireless Amplifier, a device that effectively captures high-resolution brain wave data to be used with the Nicolet Neurodiagnostic system.

Fiscal 2012 Outlook

CareFusion continues to expect full-year consolidated revenue to grow 3 to 5 percent on a constant currency basis compared to fiscal 2011 revenue of $3.53 billion. The company narrowed its previous full-year guidance range for adjusted diluted EPS from continuing operations of $1.75 to $1.90 to a new range of $1.75 to $1.85.

The guidance is based on an assumed diluted weighted average outstanding share count of approximately 227 million.

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Conference Call

CareFusion will host a conference call today at 2 p.m. PST (5 p.m. EST) to discuss earnings results for the second quarter fiscal 2012.

To access the call and corresponding slide presentation, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 901-5247 within the U.S. or (617) 786-4501 from outside the U.S., and use the access code 28588340. A replay of the conference call will be available from 5 p.m. PST (8 p.m. EST) on Feb. 2 through 8:59 p.m. PST (11:59 p.m. EST) on Feb. 9 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 internationally and using the access code 19918894.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, Nicolet™ neurological monitoring and diagnostic products, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 14,000 people across its global operations. More information may be found at www.carefusion.com.

###

Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents non-GAAP financial measures that exclude certain amounts, as follows: “adjusted operating expenses” and “adjusted operating income”, which exclude nonrecurring items primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges; “adjusted income from continuing operations”, “adjusted diluted earnings per share from continuing operations” and “adjusted tax rate”, which exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges and nonrecurring tax items; and “adjusted segment profit”, which excludes nonrecurring items primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges.

The most directly comparable measure for these non-GAAP financial measures are operating expenses, operating income, income from continuing operations, diluted earnings per share from continuing operations, tax rate, and segment profit (the most comparable GAAP measures). The company has included below unaudited adjusted financial information for the quarters and six months ended Dec. 31, 2011 and 2010, which includes a reconciliation of GAAP to non-GAAP financial measures.

In addition, CareFusion presents the non-GAAP financial measure “adjusted income from continuing operations per diluted share” on a forward-looking basis. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the

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unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on Feb. 2, 2012.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Feb. 2, 2012. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended December 31,		Six Months Ended December 31,
(in millions, except per share amounts)	2011	2010	2011	2010
Revenue	$915	$886	$1,759	$1,697
Cost of Products Sold	458	441	875	839

Gross Margin	457	445	884	858
Selling, General and Administrative Expenses	267	270	540	542
Research and Development Expenses	40	36	79	76
Restructuring and Acquisition Integration Charges	7	17	14	39

Operating Income	143	122	251	201
Interest Expense and Other, Net	17	20	42	43

Income Before Income Tax	126	102	209	158
Provision for Income Tax	31	29	47	49

Income from Continuing Operations	95	73	162	109
Income from Discontinued Operations, Net of Tax	—	3	—	5

Net Income	$95	$76	$162	$114

Per Share Amounts: [1]
Basic Earnings per Common Share:
Continuing Operations	$0.42	$0.32	$0.72	$0.49
Discontinued Operations	$—	$0.01	$—	$0.02
Basic Earnings per Common Share	$0.42	$0.34	$0.72	$0.51
Diluted Earnings per Common Share:
Continuing Operations	$0.42	$0.32	$0.72	$0.49
Discontinued Operations	$—	$0.01	$—	$0.02
Diluted Earnings per Common Share	$0.42	$0.34	$0.72	$0.51
Weighted-Average Number of Common Shares Outstanding:
Basic	224.7	222.8	224.3	222.4
Diluted	226.6	224.5	226.5	224.2

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2011
(in millions, except per share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Revenue [3]	$915	$—	$915
Cost of Products Sold	458	—	458

Gross Margin	457	—	457
Selling, General and Administrative Expenses	267	—	267
Research and Development Expenses	40	—	40
Restructuring and Acquisition Integration Charges	7	(7)	—

Operating Income	143	7	150
Interest Expense and Other, Net	17	—	17

Income Before Income Tax	126	7	133
Provision for Income Tax	31	3	34

Net Income	$95	$4	$99

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.42	$0.02	$0.44
Diluted Earnings per Common Share	$0.42	$0.02	$0.44
Weighted-Average Number of Common Shares Outstanding:
Basic	224.7	224.7	224.7
Diluted	226.6	226.6	226.6
Effective Tax Rate [5]	24.7%	27.0%	25.2%

[1]	Reflects nonrecurring charges primarily related to restructuring.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	Revenues increased $29 million or 3% for the quarter ended December 31, 2011 compared to 2010, on a constant currency basis, the increase is also 3%.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Effective tax rate calculations are performed based on whole dollar amounts, and therefore may not equal the calculations based on amounts rounded in millions presented in the table above.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Six Months Ended December 31, 2011
(in millions, except per share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Revenue [3]	$1,759	$—	$1,759
Cost of Products Sold	875	—	875

Gross Margin	884	—	884
Selling, General and Administrative Expenses	540	(4)	536
Research and Development Expenses	79	—	79
Restructuring and Acquisition Integration Charges	14	(14)	—

Operating Income	251	18	269
Interest Expense and Other, Net	42	—	42

Income Before Income Tax	209	18	227
Provision for Income Tax	47	5	52

Net Income	$162	$13	$175

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.72	$0.06	$0.78
Diluted Earnings per Common Share	$0.72	$0.06	$0.78
Weighted-Average Number of Common Shares Outstanding:
Basic	224.3	224.3	224.3
Diluted	226.5	226.5	226.5
Effective Tax Rate [5]	22.5%	26.1%	22.7%

[1]	Reflects nonrecurring charges primarily related to nonrecurring restructuring charges and the spinoff.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	Revenues increased $62 million or 4% for the six months ended December 31, 2011 compared to 2010, on a constant currency basis, the increase is 3%.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Effective tax rate calculations are performed based on whole dollar amounts, and therefore may not equal the calculations based on amounts rounded in millions presented in the table above.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2010
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$886	$—	$—	$886
Cost of Products Sold	441	—	—	441

Gross Margin	445	—	—	445
Selling, General and Administrative Expenses	270	—	(11)	259
Research and Development Expenses	36	—	—	36
Restructuring and Acquisition Integration Charges	17	—	(17)	—

Operating Income	122	—	28	150
Interest Expense and Other, Net	20	—	—	20

Income Before Income Tax	102	—	28	130
Provision for Income Tax	29	—	6	35

Income from Continuing Operations	73	—	22	95
Income from Discontinued Operations, Net of Tax	3	(3)	—	—

Net Income	$76	$(3)	$22	$95

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.34	$(0.01)	$0.10	$0.42
Diluted Earnings per Common Share	$0.34	$(0.01)	$0.10	$0.42
Weighted-Average Number of Common Shares Outstanding:
Basic	222.8	222.8	222.8	222.8
Diluted	224.5	224.5	224.5	224.5
Effective Tax Rate [5]	28.8%	n/a	20.3%	26.9%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business. The ISP business was divested in April 2011, and has been classified as discontinued operations.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Effective tax rate calculations are performed based on whole dollar amounts, and therefore may not equal the calculations based on amounts rounded in millions presented in the table above.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Six Months Ended December 31, 2010
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$1,697	$—	$—	$1,697
Cost of Products Sold	839	—	—	839

Gross Margin	858	—	—	858
Selling, General and Administrative Expenses	542	—	(28)	514
Research and Development Expenses	76	—	—	76
Restructuring and Acquisition Integration Charges	39	—	(39)	—

Operating Income	201	—	67	268
Interest Expense and Other, Net	43	—	—	43

Income Before Income Tax	158	—	67	225
Provision for Income Tax	49	—	17	66

Income from Continuing Operations	109	—	50	159
Income from Discontinued Operations, Net of Tax	5	(5)	—	—

Net Income	$114	$(5)	$50	$159

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.51	$(0.02)	$0.23	$0.72
Diluted Earnings per Common Share	$0.51	$(0.02)	$0.22	$0.71
Weighted-Average Number of Common Shares Outstanding:
Basic	222.4	222.4	222.4	222.4
Diluted	224.2	224.2	224.2	224.2
Effective Tax Rate [5]	30.8%	n/a	24.7%	29.0%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business. The ISP business was divested in April 2011, and has been classified as discontinued operations.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Effective tax rate calculations are performed based on whole dollar amounts, and therefore may not equal the calculations based on amounts rounded in millions presented in the table above.

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CAREFUSION CORPORATION

ADJUSTED SEGMENT FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended December 31, 2011
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Medical Systems
Revenue	$571	$—	$571
Segment Profit	$121	$3	$124
Procedural Solutions
Revenue	$344	$—	$344
Segment Profit	$22	$4	$26

	Six Months Ended December 31, 2011
(in millions)	GAAP	Nonrecurring Items [3]	Adjusted [2]
Medical Systems
Revenue	$1,080	$—	$1,080
Segment Profit	$209	$10	$219
Procedural Solutions
Revenue	$679	$—	$679
Segment Profit	$42	$8	$50

	Quarter Ended December 31, 2010
(in millions)	GAAP	Nonrecurring Items [4]	Adjusted [2]
Medical Systems
Revenue	$523	$—	$523
Segment Profit	$95	$16	$111
Procedural Solutions
Revenue	$363	$—	$363
Segment Profit	$27	$12	$39

	Six Months Ended December 31, 2010
(in millions)	GAAP	Nonrecurring Items [4]	Adjusted [2]
Medical Systems
Revenue	$991	$—	$991
Segment Profit	$163	$38	$201
Procedural Solutions
Revenue	$706	$—	$706
Segment Profit	$38	$29	$67

[1]	Reflects nonrecurring charges primarily related to restructuring.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	Reflects nonrecurring charges primarily related to nonrecurring restructuring charges and the spinoff.
[4]

Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges. Certain nonrecurring costs previously reported were applicable to the International Surgical Products (ISP) business and therefore were reclassified to be reflected as part of that business.

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CAREFUSION CORPORATION

SEGMENT AND SELECT BUSINESS LINE REVENUES

(UNAUDITED)

	Quarter Ended December 31,		Percent	Six Months Ended December 31,		Percent
(in millions)	2011	2010 [1]	Change	2011	2010 [1]	Change
Medical Systems
Dispensing Technologies	$257	$229	12%	$494	$434	14%
Infusion Systems	239	223	7	445	415	7
Respiratory Technologies	69	65	6	129	130	(1)
Other	6	6	—	12	12	—

Total Medical Systems	$571	$523	9	$1,080	$991	9
Procedural Solutions
Infection Prevention	$142	$142	—%	$280	$277	1%
Medical Specialties	79	78	1	157	156	1
Specialty Disposables	65	73	(11)	131	143	(8)
Other	58	70	(17)	111	130	(15)

Total Procedural Solutions	$344	$363	(5)	$679	$706	(4)
Total CareFusion	$915	$886	3%	$1,759	$1,697	4%

[1]

Previously reported GAAP amounts have been adjusted to reflect the impact of the divestiture of the International Surgical Products (ISP) business. The ISP business was divested in April 2011, and has been classified as discontinued operations.